UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2020

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica	Irvine	California	92618-7471
(Street Address)	(City)	(State)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	CLGX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The CoreLogic, Inc. (the "Company") Annual Meeting of Stockholders (the "Annual Meeting") was held on April 28, 2020.

(b)	The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

1.
The twelve nominees for election to the Company's board of directors were elected, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, based upon the following votes:

Directors	For	Against	Abstain	Broker Non-Votes
J. David Chatham	61,562,353	1,117,561	42,337	3,741,953
Douglas C. Curling	62,584,055	96,095	42,100	3,741,954
John C. Dorman	62,589,858	88,965	43,427	3,741,954
Paul F. Folino	62,386,130	295,504	40,617	3,741,953
Frank D. Martell	62,572,789	108,546	40,916	3,741,953
Claudia Fan Munce	62,420,270	258,673	43,308	3,741,953
Thomas C. O'Brien	61,894,474	783,983	43,794	3,741,953
Vikrant Raina	62,581,661	97,509	43,081	3,741,953
J. Michael Shepherd	62,581,374	97,548	43,328	3,741,954
Jaynie Miller Studenmund	61,907,284	772,428	42,539	3,741,953
David F. Walker	62,496,455	182,253	43,542	3,741,954
Mary Lee Widener	62,134,121	539,099	49,032	3,741,952

2.	The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
61,034,056	1,605,037	83,154	3,741,957

3.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
65,350,943	1,075,215	38,046	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CoreLogic, Inc.
(Registrant)

Date:	May 1, 2020	By:	/s/ Francis Aaron Henry
		Name:	Francis Aaron Henry
		Title:	Chief Legal Officer & Corporate Secretary